GUGGENHEIM FUNDS & GUGGENHEIM FUNDS

RULE 12d1-4

FORM OF FUND OF FUNDS INVESTMENT AGREEMENT

THIS AGREEMENT, dated as of January 19, 2022, by and among the Guggenheim Funds (and the separate series thereof, if any) listed in Appendix A – Acquired Funds hereto, severally and not jointly (each Guggenheim Fund and such series, an “Acquired Fund”) and the Guggenheim Funds (and the separate series thereof, if any) listed in Appendix B – Acquiring Funds hereto, severally and not jointly (each Guggenheim Fund and such series, an “Acquiring Fund” and together with the Acquired Fund(s), the “Funds”).

WHEREAS, each Acquiring Fund and Acquired Fund is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, Section 12(d)(1)(A) of the 1940 Act, in pertinent part, limits the extent to which a registered investment company (and any company or companies controlled by such company) may invest in shares of other registered investment companies and Section 12(d)(1)(B) limits the extent to which a registered open-end investment company, any principal underwriter therefor or any registered brokers or dealers may knowingly sell shares of such registered open-end investment company to other investment companies (and any company or companies controlled by such companies);

WHEREAS, Rule 12d1-4 under the 1940 Act (the “Rule”) permits registered investment companies, such as the Acquiring Fund(s), to invest in shares of other registered investment companies, such as the Acquired Fund(s), in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule; and

WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule.

NOW THEREFORE, in consideration of the premises and the agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the Rule, the Acquiring Fund(s) and the Acquired Fund(s) desire to set forth the following terms pursuant to which the Acquiring Fund(s) may invest in the relevant Acquired Fund(s) in reliance on the Rule.

1.	Terms of Investment.

a.

To help reasonably address the risk of undue influence on an Acquired Fund by an Acquiring Fund, and to assist the Acquired Fund’s investment adviser with making the required finding(s) under the Rule, each Acquiring Fund and each Acquired Fund agree as follows:

i.

In-kind redemptions. The Acquiring Fund acknowledges and agrees that, if and to the extent consistent with the Acquired Fund’s registration statement, as amended from time to time, the relevant Acquired Fund may honor any redemption request partially or wholly in-kind.

ii.

Timing/advance notice of redemptions. The Acquiring Fund will use reasonable efforts to spread large redemption requests over multiple days or provide advance notification of such redemption requests to the relevant Acquired Fund whenever practicable and if deemed by the Acquiring

Fund’s investment adviser to be consistent with the Acquiring Fund’s and its shareholders’ best interests.

iii.

Scale of investment. Upon a request by an Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline of its investment in the Acquired Fund and the scale of its contemplated investments in the Acquired Fund.

b.

To assist the Acquiring Fund’s investment adviser with evaluating the complexity of the structure and fees and expenses associated with an investment in an Acquired Fund and making the required finding(s) under the Rule, each Acquired Fund will provide each Acquiring Fund (or its investment adviser) with information regarding the fees and expenses of the Acquired Fund, as reasonably requested by the Acquiring Fund.

2.	Miscellaneous.

a.

Several Liability. In any action involving one or more Acquired Funds under this Agreement, each Acquiring Fund agrees to look solely to the individual Acquired Fund that is involved in the matter in controversy and, if applicable, not to any other series of the relevant Guggenheim Funds registrant. In any action involving one or more Acquiring Funds under this Agreement, each Acquired Fund agrees to look solely to the individual Acquiring Fund that is involved in the matter in controversy and, if applicable, not to any other series of the Guggenheim Funds registrant. For the avoidance of doubt, the obligations hereunder are binding only upon the Acquiring Fund or Acquired Fund to which such obligations pertain, such obligations are several and not joint, and no director, trustee, officer or shareholder assumes any personal liability for such obligations.

b.

Counterparts. The Funds may execute this Agreement in multiple counterparts, each of which constitutes an original, and all of which collectively constitute one Agreement. The signatures of all of the parties need not appear on the same counterpart. This Agreement is effective upon delivery of one executed counterpart from each party to the other party(ies).

c.	Use of Terms. Unless indicated otherwise, any term used but not defined in this Agreement shall be construed as defined in or interpreted under the Rule.

d.

Severability and Survival. If any provision of this Agreement is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law. The parties hereby agree that Sections 2.a, 2.f, 4.c, and 4.d shall survive the termination of this Agreement.

e.

Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect thereto.

f.	Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware without regard to choice of law principles.

3.	Notices.

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below. Notwithstanding anything else set forth herein, the address and other information below may be changed from time to time upon prior written notice to the other party.

If to the Acquired Fund(s):

Email: Guggenheim12d1-4@guggenheimpartners.com

If to the Acquiring Fund(s):

Email: Guggenheim12d1-4@guggenheimpartners.com

4.	Term and Termination; Assignment; Amendment.

a.

Term. This Agreement shall be effective beginning on January 19, 2022 and be effective for the duration of the Acquired Funds’ and the Acquiring Funds’ reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time. While the terms of the Agreement shall only be applicable to investments by an Acquiring Fund in the relevant Acquired Fund made in reliance on the Rule, as interpreted or modified by the SEC or its Staff from time to time, the Agreement shall continue in effect until terminated pursuant to Section 4(b).

b.

Termination. This Agreement shall continue until terminated in writing by either party upon 60 days’ advance written notice to the other party. Upon termination of this Agreement, the Acquiring Fund may not purchase additional shares of the Acquired Fund beyond the Section 12(d)(1)(A) limits in reliance on the Rule. For the avoidance of doubt, the Agreement may be terminated for one or more Funds and remain in effect for the other Funds if so agreed by the parties.

c.

Assignment. This Agreement may not be assigned by either party without the prior written consent of the other and, unless otherwise agreed to by the parties in writing, such third-party will be subject to and bound by the terms of this Agreement applicable to the assigning party.

d.

Amendment. This Agreement may be amended only by a writing that is signed by an authorized representative of each affected party. Notwithstanding anything else set forth herein, Appendix A – Acquired Funds and Appendix B – Acquiring Funds hereto may be changed from time to time upon prior written notice to the other party.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Acquired Funds listed on Appendix A hereto

Name: Amy J. Lee
Title: Chief Legal Officer and Vice President

Acquiring Funds listed on Appendix B hereto

Name: Amy J. Lee
Title: Chief Legal Officer and Vice President

Appendix A – Acquired Funds

Registrant: Guggenheim Funds Trust

Guggenheim Alpha Opportunity Fund

Guggenheim Capital Stewardship Fund

Guggenheim Large Cap Value Fund

Guggenheim Market Neutral Real Estate Fund

Guggenheim Risk Managed Real Estate Fund

Guggenheim Small Cap Value Fund

Guggenheim SMid Cap Value Fund

Guggenheim World Equity Income Fund

Registrant: Guggenheim Strategy Funds Trust

Guggenheim Strategy Fund II

Guggenheim Strategy Fund III

Guggenheim Variable Insurance Strategy Fund III

Registrant: Rydex Dynamic Funds

Dow 2x Strategy Fund

Inverse Dow 2x Strategy Fund

Inverse NASDAQ-100® 2x Strategy Fund

Inverse Russell 2000® 2x Strategy Fund

Inverse S&P 500® 2x Strategy Fund

NASDAQ-100® 2x Strategy Fund

Russell 2000® 2x Strategy Fund

S&P 500 2X® Strategy Fund

Registrant: Rydex Series Funds

Banking Fund

Basic Materials Fund

Biotechnology Fund

Commodities Strategy Fund

Consumer Products Fund

Dow Jones Industrial Average Fund

Electronics Fund

Emerging Markets 2x Strategy Fund

Emerging Markets Bond Strategy Fund

Energy Fund

Energy Services Fund

Europe 1.25x Strategy Fund

Financial Services Fund

Government Long Bond 1.2x Strategy Fund

Health Care Fund

High Yield Strategy Fund

Internet Fund

Inverse Emerging Markets 2x Strategy Fund

Registrant: Rydex Series Funds (continued)

Inverse Government Long Bond Strategy Fund

Inverse High Yield Strategy Fund

Inverse Mid-Cap Strategy Fund

Inverse NASDAQ-100® Strategy Fund

Inverse Russell 2000® Strategy Fund

Inverse S&P 500® Strategy Fund

Japan 2x Strategy Fund

Leisure Fund

Long Short Equity Fund

Mid-Cap 1.5x Strategy Fund

Monthly Rebalance NASDAQ-100® 2x Strategy Fund

NASDAQ-100® Fund

Nova Fund

Precious Metals Fund

Real Estate Fund

Retailing Fund

Russell 2000® 1.5x Strategy Fund

S&P 500® Fund

S&P 500® Pure Growth Fund

S&P 500® Pure Value Fund

S&P MidCap 400® Pure Growth Fund

S&P MidCap 400® Pure Value Fund

S&P SmallCap 600® Pure Growth Fund

S&P SmallCap 600® Pure Value Fund

Strengthening Dollar 2x Strategy Fund

Technology Fund

Telecommunications Fund

Transportation Fund

Utilities Fund

Weakening Dollar 2x Strategy Fund

Real Estate Fund

Retailing Fund

Registrant: Transparent Value Trust

Guggenheim Directional Allocation Fund

Guggenheim RBP Dividend Fund

Guggenheim RBP Large-Cap Market Fund

Guggenheim RBP Large-Cap Defensive Fund

Guggenheim RBP Large Cap Value Fund

Appendix B – Acquiring Funds

Registrant: Guggenheim Funds Trust

Guggenheim Diversified Income Fund

Guggenheim Floating Rate Strategies Fund

Guggenheim High Yield Fund

Guggenheim Core Bond Fund

Guggenheim Limited Duration Fund

Guggenheim Macro Opportunities Fund

Guggenheim Municipal Income Fund

Guggenheim StylePlus-Large Core Fund

Guggenheim StylePlus-Mid Growth Fund

Guggenheim Total Return Bond Fund

Guggenheim Ultra Short Duration Fund

Registrant: Guggenheim Variable Funds Trust

Series A (StylePlus Large Core Series)

Series B (Large Cap Value Series)

Series D (World Equity Income Series)

Series E (Total Return Bond Series)

Series F (Floating Rate Strategies Series)

Series J (StylePlus Mid Growth Series)

Series N (Managed Asset Allocation Series)

Series O (All Cap Value Series)

Series P (High Yield Series)

Series Q (Small Cap Value Series)

Series V (SMid Cap Value Series)

Series X (StylePlus Small Growth Series)

Series Y (StylePlus Large Growth Series)

Series Z (Alpha Opportunity Series)

Registrant: Rydex Series Funds

Managed Futures Fund

Multi-Hedge Strategies Fund

Registrant: Rydex Variable Trust

Banking Fund

Basic Materials Fund

Biotechnology Fund

Commodities Strategies Fund

Consumer Products Fund

Dow 2x Strategy Fund

Electronics Fund

Energy Fund

Energy Services Fund

Europe 1.25x Strategy Fund

Registrant: Rydex Variable Trust (continued)

Financial Services Fund

Global Managed Futures Fund

Government Long Bond 1.2x Strategy Fund

Health Care Fund

High Yield Strategy Fund

Internet Fund

Inverse Dow 2x Strategy Fund

Inverse Government Long Bond Strategy Fund

Inverse Mid-Cap Strategy Fund

Inverse NASDAQ-100 Fund

Inverse Russell 2000® Strategy Fund

Inverse S&P 500 Strategy Fund

Japan 2x Strategy Fund

Leisure Fund

Long Short Equity Fund

Mid-Cap 1.5x Strategy Fund

Multi-Hedge Strategies Fund

NASDAQ-100 2x Strategy Fund

NASDAQ-100 Fund

Nova Fund

Precious Metals Fund

Real Estate Fund

Retailing Fund

Russell 2000® 1.5x Strategy Fund

Russell 2000® 2x Strategy Fund

S&P 500 2x Strategy Fund

S&P 500 Pure Growth Fund

S&P 500 Pure Value Fund

S&P MidCap 400 Pure Growth Fund

S&P MidCap 400 Pure Value Fund

S&P SmallCap 600 Pure Growth Fund

S&P SmallCap 600 Pure Value Fund

Strengthening Dollar 2x Strategy Fund

Technology Fund

Telecommunications Fund

Transportation Fund

U.S. Government Money Market Fund

Utilities Fund

Weakening Dollar 2x Strategy Fund

Registrant: Guggenheim Active Allocation Fund

Registrant: Guggenheim Energy & Income Fund

Registrant: Guggenheim Strategic Opportunities Fund

Registrant: Guggenheim Taxable Municipal Bond & Investment Grade Debt Trust